UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2023

Date of Report (Date of earliest event reported)

BIOAFFINITY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41463	46-5211056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

22211 W Interstate 10

Suite 1206

San Antonio, Texas 78257

(210) 698-5334

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.007 per share	BIAF	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase Common Stock	BIAFW	The Nasdaq Stock Market LLC

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective May 1, 2023, Michael Edwards, the Company’s Chief Financial Officer (principal financial officer and principal accounting officer), resigned.

(c) Effective May 1, 2023, the Company appointed Michael Dougherty (age 44) to serve as the Company’s new Vice President and Chief Financial Officer (principal financial officer and principal accounting officer).

Prior to joining the Company, Mr. Dougherty served from 2022 through April 2023 as the Chief Financial Officer of Alexa Business Domains, Amazon’s Alexa AI and Voice divisions. From 2020 to 2022, Mr. Dougherty was Chief Financial Officer of TINT and Filestack, two software-as-a-service companies. From 2017 to 2020, Mr. Dougherty served as Chief Financial Officer for Amazon Pay, where he supported Amazon’s digital payment wallet globally. Earlier in his career Mr. Dougherty held various finance positions at Russell Investments and Medisystems Corporation. He is a certified public accountant and a Chartered Global Management Accountant by the American Institute of Certified Public Accountants.

Pursuant to the terms of an offer letter dated April 11, 2023, entered into between the Company and Mr. Dougherty, Mr. Dougherty will receive an annual base salary of $250,000. Mr. Dougherty will also receive a one-time signing bonus, comprised of both cash and equity. The cash portion of the signing bonus will be $30,000 and the equity portion of the signing bonus will be a grant of a restricted stock award of a number of shares of Company common stock equal to the quotient obtained by dividing $100,000 by the average of the closing stock price of the Company’s common stock on each of the 30 trading days prior to the date of grant. In addition, Mr. Dougherty will be eligible to receive further equity grants under the Company’s equity incentive plan at the discretion of the Company’s compensation committee and to participate in the Company’s health insurance and the 401K retirement plans on the same basis and at the same rates as the Company’s similarly situated employees.

Item 8.01. Other Events.

On May 1, 2023, the Company issued a press release announcing the hiring of Michael Dougherty as the Company’s new Chief Financial Officer. The press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter between bioAffinity Technologies, Inc. and Michael Dougherty dated April 11, 2023.
99.1	Press Release of bioAffinity Technologies, Inc., dated May 1, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOAFFINITY TECHNOLOGIES, INC.

By:	/s/ Maria Zannes
Maria Zannes
President and Chief Executive Officer

Dated: May 1, 2023